THIRD  AMENDMENT AND LIMITED  WAIVER
                       dated  as of March  30,  2001  (this  "Third
                       Amendment   and  Limited   Waiver")  to  the
                       Amended and Restated Credit  Agreement dated
                       as of May 26, 2000, (the "Credit Agreement")
                       among ISG Resources,  Inc. (the "Borrower"),
                       Industrial   Services   Group,   Inc.   (the
                       "Parent"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent (in such capacity, the "Documentation Agent").


         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, the First Amendment dated as of August 8, 2000 among the Borrower, the Parent, the Lenders, the Administrative Agent and the Documentation Agent, the Second Amendment and Limited Waiver dated as of
November 13, 2000 among the Borrower, the Parent, the Lenders, the Administrative Agent and the Documentation Agent, and this Third Amendment and Limited Waiver, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the "Amended Credit Agreement").

         The Borrower has requested the Lenders to, among other things, amend and waive compliance with certain covenants contained in the Credit Agreement.

         The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1.01 Amendments to Section 1.1.

         (a) The definition of "Applicable ABR Margin" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "  "Applicable  ABR Margin" shall mean
                  (a) with respect to any Tranche A Revolving Loan outstanding on any day:

                           (i) 0.50%, if such day falls within a Level I Pricing Period;
                           (ii) 0.75%, if such day falls within a Level II Pricing Period;
                           (iii) 1.00%, if such day falls within a Level III Pricing Period;
                           (iv) 1.25%, if such day falls within a Level IV Pricing Period;
                           (v) 1.75%, if such day falls within a Level V Pricing Period;
                           (vi) 2.25%, if such day falls within a Level VI Pricing Period; and

                  (b) with respect to any Tranche B Revolving Loan outstanding on any day:

                           (i) 0.50%, if such day falls within a Level I Pricing Period;
                           (ii) 0.75%, if such day falls within a Level II Pricing Period;
                           (iii) 1.00%, if such day falls within a Level III Pricing Period; and
                           (iv) 1.25%, if such day falls within a Level IV Pricing Period".

         (b) The definition of "Applicable LIBOR Margin" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "Applicable  LIBOR Margin" shall mean,

                  (a) with respect to any Tranche A Revolving Loan outstanding on any day:

                           (i) 1.75%, if such day falls within a Level I Pricing Period;
                           (ii) 2.00%, if such day falls within a Level II Pricing Period;
                           (iii) 2.25%, if such day falls within a Level III Pricing Period;
                           (iv) 2.50%, if such day falls within a Level IV Pricing Period;
                           (v) 3.00%, if such day falls within a Level V Pricing Period;
                           (vi) 3.50%, if such day falls within a Level VI Pricing Period; and

                  (b) with respect to any Tranche B Revolving Loan outstanding on any day:

                           (i) 1.75%, if such day falls within a Level I Pricing Period;
                           (ii) 2.00%, if such day falls within a Level II Pricing Period;
                           (iii) 2.25%, if such day falls within a Level III Pricing Period; and
                           (iv) 2.50%, if such day falls within a Level IV Pricing Period".

         (c) The definition of "Level V Pricing Period" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  " "Level V Pricing Period" shall mean, with respect to Tranche A Revolving Loans and subject to Section 2.2(d)(iii), any period on or after the Effective Date during which the Leverage Ratio is greater than 5.00:1.00 but less than or equal to 5.50:1.00 and no Event of Default has occurred and is continuing."

         (d) The following definition is hereby added to Section 1.1 of the Credit Agreement:

                  " "Level VI Pricing Period" shall mean, with respect to Tranche A Revolving Loans, any period on or after March 1, 2001 which is not a Level I Pricing Period, Level II Pricing Period, Level III Pricing Period, Level IV Pricing Period or Level V Pricing Period; provided, that any reference to Level VI Pricing Period which is measured prior to March 1, 2001 shall be deemed a Level V Pricing Period."

         SECTION 1.02 Amendment to Section 2.2(d)(iii). Section 2.2(d)(iii) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "(iii) Pricing Periods. Each Level I Pricing Period, Level II Pricing Period, Level III Pricing Period, Level IV Pricing Period,
         Level V Pricing Period or Level VI Pricing Period (each a "Pricing Period") shall commence on (and include) the date that is the first day of the third month following the end of each fiscal quarter of the Borrower and shall terminate on the day before the beginning of the next Pricing Period. Notwithstanding the foregoing, in the event the Borrower has failed to deliver any Required Financial Information when due in accordance with Section 6.1, a Level VI Pricing Period shall be deemed to be in effect beginning as of the first day of the third month following the end of the fiscal quarter for which any Required
         Financial Information was not timely delivered and such Level VI Pricing Period shall remain effective until a fiscal quarter in which Borrower has delivered the Required Financial Information when due in accordance with Section 6.1, and then the applicable Pricing Period as determined pursuant hereto with reference to the Required Financial Information shall become effective on the date determined in accordance with the first sentence of this clause (iii) above.

         Interest on Tranche A Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein)."

         SECTION 1.03 Amendment to Section 6.1(b).

                  (a) Section 6.01(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(b) Monthly and Weekly Financial Statements. (i) As soon as available, and in any event within 45 days after the end of each month in each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such month, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such month and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial statements to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such monthly financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Parent and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

                  (ii) As soon as available, and in any event by 5:00 p.m. of every Tuesday, a forecast of the Parent's and its Consolidated Subsidiaries' cash receipts and cash disbursements for the ensuing twelve calendar weeks (broken down week-by-week), such forecast to be in reasonable detail, prepared by the Parent and in form satisfactory to the Administrative Agent.

                  (b) Section 6.1(c) of the Credit Agreement is hereby amended by replacing "6.1(b)" with "6.1(b)(i)" in the second line thereof.

         SECTION 1.04 Amendment to Section 6. Section 6.14 is hereby added to the Credit Agreement:

                  "Section 6.14. Discretionary Prepayments. On or prior to September 30, 2001, the Borrower shall either (i) (a) prepay the Loans in an amount less than $10,000,000 and (b) pay the Administrative Agent for the account of each Lender a fee equal to $500,000 payable pro-rata to each of the Lenders in proportion to each such Lender's Commitment,
         (ii) (a) prepay the Loans in an amount greater than $10,000,000 but less than $20,000,000 and (b) pay the Administrative Agent for the account of each Lender a fee equal to $250,000 payable pro-rata to each of the Lenders in proportion to each such Lender's Commitment or (iii) prepay the Loans in an amount equal to or greater than $20,000,000; provided that any payment made pursuant to this Section 6.14 shall be applied (1) first pro rata to the Tranche A Revolving Loans (with a corresponding reduction in the Tranche A Revolving Committed Amount) and the Tranche B Revolving Loans (with a corresponding reduction in the Tranche B Revolving Committed Amount), and (2) second to cash collateralize LOC Obligations."

         SECTION 1.05 Amendment to Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by adding the following at the end of such section before the period:

                  "; provided that none of the Consolidated Parties will make any Permitted Acquisition during fiscal year 2001".

         SECTION 1.06 Amendment to Section 7.14. Section 7.14 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "7.14 Capital Expenditures. The Borrower will not permit Consolidated Capital Expenditures for fiscal year 2001 of the Borrower to be more than $7,500,000. The Borrower will not permit Consolidated Capital Expenditures for any fiscal year of the Borrower thereafter to be more than $9,000,000."

         SECTION 1.07 Amendments to Section 7.19.

            (a) Section 7.19(a) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "(a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be less than the ratio specified in the table set forth below for such period:

         From                To and Including          Interest Coverage Ratio
         ----                ----------------          -----------------------
         January 1, 2001     March 31, 2001            1.15 to 1.00
         April 1, 2001       June 30, 2001             1.30 to 1.00
         July 1, 2001        September 30, 2001        1.40 to 1.00
         October 1, 2001     December 31, 2001         1.85 to 1.00
         January 1, 2002     March 31, 2002            1.90 to 1.00
         April 1, 2002       June 30, 2002             1.90 to 1.00
         July 1, 2002        Thereafter                2.00 to 1.00".

            (b) Section 7.19(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be greater than the ratio specified in the table set forth below for such period:

         From                       To and Including          Leverage Ratio
         ----                       ----------------          --------------
         January 1, 2001            March 31, 2001            8.80 to 1.00
         April 1, 2001              June 30, 2001             7.90 to 1.00
         July 1, 2001               September 30, 2001        7.15 to 1.00
         October 1, 2001            December 31, 2001         5.56 to 1.00
         January 1, 2002            March 31, 2002            5.50 to 1.00
         April 1, 2002              June 30, 2002             5.25 to 1.00
         July 1, 2002               September 30, 2002        5.00 to 1.00
         October 1, 2002            Thereafter                4.50 to 1.00".

            (c) Section 7.19(d) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "(d) Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA to be less than the amount set forth below as of the last day of the fiscal quarter set forth opposite such amount:

                  March 31, 2001                              $18,800,000
                  June 30, 2001                               $21,000,000
                  September 30, 2001                          $23,000,000
                  December 31, 2001                           $29,700,000
                  March 31, 2002                              $30,000,000
                  June 30, 2002                               $31,000,000
                  September 30, 2002                          $33,000,000
                  December 31, 2002                           $33,000,000
                  March 31, 2003                              $33,000,000
                  June 30, 2003                               $33,000,000".

         SECTION 1.08 Limited Waiver. The undersigned hereby, solely with respect to the Interest Coverage Ratio, the Leverage Ratio and Minimum Consolidated EBITDA of the Borrower as of the last day of the fiscal quarter ended December 31, 2000, waive any Default or Event of Default arising from non-compliance with Sections 7.19(a), 7.19(b) and 7.19(d) of the Amended Credit Agreement for such period.

         SECTION 1.09 Representations and Warranties. Each of the Borrower and the Parent hereby represents and warrants to the Agents and the Lenders, as follows:

                  (a) The Borrower and the Parent are in compliance with all the terms and conditions of the Amended Credit Agreement on its part to be observed or performed except for any non-compliance which is waived pursuant to this Third Amendment and Limited Waiver. There exists no Default or Event of Default.

                  (b) The execution, delivery and performance by each of the Borrower and the Parent of this Third Amendment and Limited Waiver dated as of the date hereof have been duly authorized by the Borrower and the Parent.

                  (c) This Third Amendment and Limited Waiver dated as of the date hereof constitutes the legal, valid and binding obligations of the Borrower and the Parent enforceable against each in accordance with their terms.

                  (d) The execution, delivery and performance by the Borrower and the Parent of this Third Amendment and Limited Waiver (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the constitutive documents of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which they or any of their respective properties may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

         SECTION 1.10 Effectiveness. This Third Amendment and Limited Waiver shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Third Amendment and Limited Waiver Effective Date").

                  (a) The Administrative Agent shall have received duly executed counterparts of this Third Amendment and Limited Waiver which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Lenders.

                  (b) The Borrower, the Parent and the other Credit Parties shall have obtained all governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the execution, delivery and performance of this Third Amendment and Limited Waiver and the other Credit Documents (including the exercise of remedies under the Collateral Documents) without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Consolidated Parties taken as a whole or such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

                  (c) There shall not exist any order, decree, judgment, ruling or injunction or any pending or threatened action, suit, investigation or proceeding that purports to affect the transactions contemplated by this Third Amendment and Limited Waiver, the Credit Facilities or the other related financings or that could reasonably be expected to have a Material Adverse Effect.

                  (d) None of the Borrower and the Subsidiaries shall be in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (e) The Administrative Agent shall be satisfied that the representations and warranties set forth in Section 1.09 are true and correct on and as of the Third Amendment and Limited Waiver Effective Date.

                  (f) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Third Amendment and Limited Waiver as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate and other proceedings taken or to be taken in connection with this Third Amendment and Limited Waiver and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (g) The Borrower shall have paid all fees and expenses referred to in Section 1.11 of this Third Amendment and Limited Waiver.

         SECTION 1.11 APPLICABLE LAW. THIS THIRD AMENDMENT AND LIMITED WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 1.12 Expenses. The Borrower shall pay (i) all fees and expenses of counsel to the Administrative Agent outstanding as of the date hereof and all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Third Amendment and Limited Waiver, (ii) an amendment fee (the "Amendment Fee") payable to the Administrative Agent in the aggregate amount of 10 basis points on the Commitment of each Lender as of the Third Amendment and Limited Waiver Effective Date, payable to each of the Lenders executing the Third Amendment and Limited Waiver prior to the Third Amendment and Limited Waiver Effective Date (the "Approving Lenders") in proportion to such Approving Lenders' Commitment over all Approving Lenders' Commitments. The agreement set forth in this Section 1.12 shall survive the termination of this Third Amendment and Limited Waiver and the Amended Credit Agreement.

         SECTION 1.13 Counterparts. This Third Amendment and Limited Waiver may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Third Amendment and Limited Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Third Amendment and Limited Waiver.

         SECTION 1.14 Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Amended Credit Agreement, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement. The amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Credit Agreement.

                                                 [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Borrower, the Parent and the Lenders have caused this Third Amendment and Limited Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:               ISG RESOURCES, INC.,
--------                a Utah corporation


                        By:
                           --------------------------------------------------
                        Name:  Brett A. Hickman
                        Title:  Sr. V.P. & General Counsel


PARENT:                 INDUSTRIAL SERVICES GROUP, INC.,
------                  a Delaware corporation


                        By:
                           --------------------------------------------------
                        Name:  Brett A. Hickman
                        Title:  Sr. V.P. & General Counsel


LENDERS AND AGENTS      BANK OF AMERICA, N. A.,
------------------      individually  in its  capacities  as a Tranche A Lender,
                        as a Tranche B Lender, as Administrative Agent and as Issuing Lender


                        By:
                           --------------------------------------------------
                        Name:
                        Title:


                        CANADIAN IMPERIAL BANK OF
                        COMMERCE, individually in its capacities as a Tranche A Lender and as Documentation Agent


                        By:
                           --------------------------------------------------
                        Name:
                        Title:


                        ZIONS FIRST NATIONAL BANK,
                        individually in its capacities as a Tranche A Lender and as a Tranche B Lender


                        By:
                           --------------------------------------------------
                        Name:  Thomas O. Coleman
                        Title:  Vice President